UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 14, 2011
Date of Report (Date of earliest event reported)

SHORETEL, INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of ShoreTel, Inc. (the “Company”) approved the Executive Incentive Compensation Plan (the “Plan”).  Individuals who are executives of the Company, including the Chief Executive Officer (the “CEO”) and the Company’s other named executive officers, are eligible to participate in the Plan.

The participants in the Plan are eligible to receive cash awards following December 31, 2011 and June 30, 2012, based upon the attainment of performance objectives established by the Committee for each six-month period during the fiscal year, the size of the bonus pool and each participant’s performance rating. Bonus payments under the Plan will be made semi-annually.

For all executives other than the CEO, the performance objectives under the Plan will consist of corporate financial objectives determined by the Compensation Committee.  These objectives may consist of pre-defined targets of revenues, non-GAAP operating profit, and any other GAAP or non-GAAP financial or other operational measures.  In addition, the amounts payable may be subject to a multiplier for the Company’s  customer satisfaction ratings. The resulting percentage will be multiplied by a dollar amount equal to 45% times of each participant’s base salary for the six-month period, or 100% in the case of the Senior Vice President Worldwide Sales.  The amount of any bonus may be further adjusted based on each participant’s performance rating. The maximum cash award any participant may receive under the Plan is 150% of the participant’s target bonus, although total payments under the Plan cannot exceed the total amount of the bonus pool.

For the CEO, the performance objectives under the Plan will consist of corporate financial objectives and strategic objectives determined by the Committee, with the percentages allocated to each to be determined by the Compensation Committee.  The financial objectives may consist of pre-defined targets of revenues,  non-GAAP gross margin, non-GAAP operating margin, and any other GAAP or non-GAAP financial or other operational measures.  In order to receive a bonus under the CEO Bonus Plan, minimum achievement thresholds must be met, with payments calculated on a linear scale to a maximum bonus amount of 150% of the CEO’s current target bonus of $400,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: November 18, 2011	By:	/s/ Ava M. Hahn

Name: Ava M. Hahn
Title: VP & General Counsel